                                                                     EXHIBIT 1.2


                                                                   DRAFT 5/29/96


                               WATERS CORPORATION
                            (a Delaware corporation)


                       10,000,000 Shares of Common Stock


                       INTERNATIONAL  PURCHASE AGREEMENT
                       ---------------------------------



June _________, 1996

                               WATERS CORPORATION
                            (a Delaware corporation)


                       10,000,000 Shares of Common Stock


                       INTERNATIONAL  PURCHASE AGREEMENT
                       ---------------------------------

                                                            June _________, 1996

MERRILL LYNCH INTERNATIONAL
ALEX. BROWN & SONS INCORPORATED
CS FIRST BOSTON LIMITED
GOLDMAN SACHS INTERNATIONAL
  As Lead Managers of the several Managers
c/o Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England

Ladies and Gentlemen:

          Waters Corporation, a Delaware corporation (the "Company" or "Waters"), Waters Technologies Corporation ("Technologies"), a Delaware corporation, and the persons listed in Schedule A hereto (the "Selling Stockholders") confirm their agreement with Merrill Lynch International, Alex. Brown & Sons Incorporated, CS First Boston Limited and Goldman Sachs International, and each of the Managers named in Schedule B hereto (collectively, the "Managers," which term shall also include any managers substituted as hereinafter provided in Section 11), for whom Merrill Lynch International, Alex. Brown & Sons Incorporated, CS First Boston Limited and Goldman Sachs International are acting as lead managers (in such capacity, the "Lead Managers"), with respect to (i) the sale by the Selling Stockholders and the purchase by the several Managers, acting severally and not jointly, of an aggregate of 2,000,000 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), in the respective numbers set forth opposite the name of each Selling Stockholder in Schedule A hereto and (ii) the grant by the Selling Stockholders to the Managers, acting severally and not jointly, of the option described in Section 2(e) hereof to purchase all or any part of 300,000 additional shares of Common Stock to cover over-allotments. The 2,000,000 shares of Common Stock (the "Initial International Shares") and all or any part of the 300,000 shares of Common Stock subject to the option described in Section 2(e) hereof (the "International Option Shares") to be purchased by the Managers are collectively hereinafter called the "International Shares."

          It is understood that the Company, Technologies and the Selling Stockholders are entering into an agreement, dated the date hereof (the "U.S. Purchase Agreement"), providing for the sale by the Selling Stockholders of 8,000,000 shares of Common Stock (collectively, the "Initial U.S. Shares"), through arrangements with certain underwriters outside the United States and Canada (the "U.S. Underwriters" and, together with the Managers, the "Underwriters"), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Alex. Brown & Sons Incorporated, CS First Boston Corporation and Goldman, Sachs & Co. are acting as representatives (the "U.S. Representatives") and the grant by the Selling Stockholders to the U.S. Underwriters of an option to purchase all or any part of 1,200,000 shares of Common Stock (the "International Option Shares") to cover over-allotments. The Initial U.S. Shares and the U.S. Option Shares are hereinafter called the "U.S. Shares." The 1,500,000 shares of Common Stock subject to the options described in Section 2(e) hereof are hereinafter collectively called the "Option Shares." It is understood that the Selling Stockholders are not obligated to sell, and the Managers are not obligated to purchase, any Initial International Shares unless all of the Initial U.S. Shares are contemporaneously purchased by the U.S. Underwriters. The International Shares and the U.S. Shares are hereinafter collectively referred to as the "Offered Shares."

          The Company, Technologies and the Selling Stockholders understand that the Managers will simultaneously enter into an agreement with the U.S. Underwriters dated the date hereof (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Managers and the U.S. Underwriters, under the direction of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

          You have advised us that you and the other Managers, acting severally and not jointly, desire to purchase the Initial International Shares and, if the Managers so elect, the International Option Shares, and that you have been authorized by the other Managers to execute this Agreement and the International Price Determination Agreement referred to below on their behalf.

          The initial public offering price per share for the International Shares and the purchase price per share for the International Shares to be paid by the several

Managers shall be agreed upon by the Selling Stockholders and the Lead Managers, acting on behalf of the several Managers, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "International Price Determination Agreement"). The International Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company, Technologies, the Selling Stockholders and the Lead Managers and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the International Shares will be governed by this Agreement, as supplemented by the International Price Determination Agreement. From and after the date of the execution and delivery of the International Price Determination Agreement, this Agreement shall be deemed to incorporate, and all references herein to "this Agreement" or "herein" shall be deemed to include, the International Price Determination Agreement.

          The initial public offering price per share and the purchase price per share for the U.S. Shares to be paid by the U.S. Underwriters pursuant to the U.S. Purchase Agreement shall be set forth in a separate agreement (the "U.S. Price Determination Agreement"), the form of which is attached to the U.S. Purchase Agreement. The purchase price per share for the U.S. Shares to be paid by the several U.S. Underwriters shall be identical to the purchase price per share for the International Shares to be paid by the several Managers hereunder.

          The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-3810) covering the registration of the Offered Shares under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectuses, and either (A) has prepared and proposes to file, prior to the effective date of such registration statement, an amendment to such registration statement, including final prospectuses, or (B) if the Company has elected to rely upon Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), will prepare and file prospectuses, in accordance with the provisions of Rule 430A and Rule 424(b) ("Rule 424(b)") of the 1933 Act Regulations, promptly after execution and delivery of the International Price Determination Agreement. Additionally, if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, the Company will prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Offered Shares: one relating to the International Shares (the "Form of International Prospectus") and one relating to the U.S. Shares (the "Form of U.S. Prospectus"). The Form of U.S. Prospectus is identical to the Form of International Prospectus, except for the front cover page, the section captioned "Underwriting" and the back cover page. The information, if any, included in such prospectuses that was omitted from any prospectus included in such registration statement at the time it becomes effective but that is deemed (a) pursuant to Rule 430A(b) to be part of such registration statement at the time it becomes effective is referred to herein as the "Rule 430A Information," and (b) pursuant to Rule 434 to be part of such registration statement at the time it becomes effective is referred to herein as the "Rule 434 Information." Each Form of International Prospectus and Form of U.S. Prospectus used before the time such registration statement becomes effective, and any Form of International Prospectus and Form of U.S. Prospectus that omits the Rule 430A Information or the Rule 434 Information, as applicable, that is used after such effectiveness and prior to the execution and delivery of the International Price Determination Agreement or the U.S. Price Determination Agreement, respectively, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, as amended at the time it becomes effective and including, if applicable, the Rule 430A Information and the Rule 434 Information, is herein called the "Original Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and the Original Registration Statement and any Rule 462(b) Registration Statement are herein referred to collectively as the "Registration Statement." The Form of International Prospectus and Form of U.S. Prospectus included in the Original Registration Statement at the time it becomes effective are herein called the "International Prospectus" and the "U.S. Prospectus," respectively, and, collectively, the "Prospectuses" and, individually, a "Prospectus," except that, (y) if the final International Prospectus or U.S. Prospectus, as the case may be, first furnished to the Managers or the U.S. Underwriters after the execution of the International Price Determination Agreement or the U.S. Price Determination Agreement for use in connection with the offering of the Offered Shares differs from the prospectuses included in the Registration Statement at the time it becomes effective (whether or not such prospectuses are required to be filed pursuant to Rule 424(b)), the terms "International Prospectus," "U.S. Prospectus," "Prospectuses" and "Prospectus" shall refer to the final International Prospectus or U.S. Prospectus, as the case may be, first furnished to the Managers or the U.S. Underwriters, as the case may be, for such use and (z) if Rule 434 is relied on, the terms "International Prospectus," "U.S. Prospectus," "Prospectuses" and "Prospectus" shall refer to the preliminary International Prospectus and/or U.S. Prospectus last furnished to the Managers and/or U.S. Underwriters, as the case may be, in connection with the offering of the Offered Shares together with the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus or any Term Sheet, or any amendment or supplement to any of the foregoing, shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          The Company, Technologies and the Selling Stockholders understand that the Managers propose to make a public offering of the International Shares as soon as you deem advisable after the Registration Statement becomes effective and the International Price Determination Agreement has been executed and delivered.

          Section 1.  Representations and Warranties.  (a) The Company and
                      ------------------------------
Technologies, jointly and severally, represent and warrant to and agree with each of the Managers that:

               (i) At the time the Registration Statement becomes effective, and if the Company has elected to rely upon Rule 430A, on the date of the International Price Determination Agreement, and on the effective or issue date of each amendment or supplement to the Registration Statement or the Prospectuses, and at the Closing Time referred to below, and if any International Option Shares are purchased, up to and including the Date of Delivery referred to below, (A) the Registration Statement and any amendments and supplements thereto will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; (B) neither the Registration Statement nor any amendment or supplement thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (C) neither of the Prospectuses nor any amendment or supplement to either of them will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (D) if Rule 434 is relied upon, the Prospectuses shall not be "materially different," as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it becomes effective. Notwithstanding the foregoing, this representation and warranty does not apply to statements or omissions from the Registration Statement or the Prospectuses or any amendments or supplements thereto made in reliance upon and in conformity with information furnished or confirmed in writing to the Company by or on behalf of any Underwriter through you or the U.S. Representatives expressly for use in the Registration Statement or the Prospectuses or any amendments
     or supplements thereto.   Each preliminary prospectus and the Prospectuses
     delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (ii) Each of Coopers & Lybrand L.L.P. and Arthur Andersen LLP, who are reporting upon the audited consolidated financial statements and schedules included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

               (iii) The Company and Technologies have all necessary corporate power and authority to execute, deliver and perform their respective obligations under this Agreement, the International Price Determination Agreement, the U.S. Purchase Agreement and the U.S. Price Determination Agreement, and this Agreement and the U.S. Purchase Agreement have been, and the International Price Determination Agreement and the U.S. Price Determination Agreement on the date thereof will be, duly authorized, executed and delivered by the Company and Technologies.

               (iv) The consolidated financial statements of the Company included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company and its Subsidiaries (as hereinafter defined) and their predecessors as of the dates indicated and the consolidated results of operations, stockholders' equity and cash flows of the Company and its Subsidiaries and their predecessors for the periods specified. The consolidated financial statements of TA Instruments, Inc. ("TAI") included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of TAI and its subsidiaries and their predecessors as of the dates indicated and the consolidated results of operations, stockholders' equity and cash flows of TAI and its subsidiaries and their predecessors for the periods specified. The financial statements of the Company and its Subsidiaries and their predecessors, and of TAI and its subsidiaries and predecessors, have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement. The selected financial data included in the Prospectuses present fairly in accordance with GAAP the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement. The pro forma financial statements and other pro forma financial information included in the Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

               (v) The Company and Technologies are corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware with the requisite corporate power and authority under such laws to own, lease and operate their respective properties and to conduct their respective business as described in the Prospectuses and to enter into and perform its obligations under this Agreement, the International Price Determination Agreement, the U.S. Purchase Agreement and the U.S. Price Determination Agreement; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial and otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

               (vi) The Company's only direct and indirect subsidiaries are listed on Schedule C hereto (collectively, the "Subsidiaries"). The Company's only subsidiaries which had, at December 31, 1995, assets in excess of 5% of the consolidated assets of the Company and its subsidiaries, considered as one enterprise, or had, for the twelve months then ended, net sales in excess of 5% of the consolidated net sales of the Company and its subsidiaries, considered as one enterprise, for such period are listed on Schedule D hereto (collectively, "Material Subsidiaries"). For purposes of the definition of "Material Subsidiary", any subsidiary or assets acquired after December 31, 1995 shall be deemed to have been acquired as of January 1, 1995. Each Material Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with the requisite corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectuses; and each Material Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise. Except as disclosed in the Prospectuses, all of the outstanding shares of capital stock of each Material Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or through one or more Material Subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, mortgage or encumbrance of any kind; and none of the outstanding shares of capital stock of the Material Subsidiaries was issued in violation of the preemptive or other similar rights of any stockholder of such corporation.

               (vii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization," and the Offered Shares will conform in all material respects to the description thereof contained under the caption "Description of Capital Stock" in the Prospectuses.

               (viii) The Offered Shares to be sold pursuant to this Agreement and the U.S. Purchase Agreement have been duly authorized by the Company and are validly issued, fully paid and non-assessable; and such Offered Shares are not subject to the preemptive or other similar rights of any stockholder of the Company.

               (ix) Except as disclosed in the Prospectuses, there are no outstanding options, warrants or other rights calling for issuance of, and no commitments, obligations, plans or arrangements to issue, any shares of capital stock of the Company or any of its Subsidiaries or any security convertible into or exchangeable for capital stock of the Company or any of its Subsidiaries.

               (x) All of the issued and outstanding shares of capital stock of the Company, including the Offered Shares to be sold by the Selling Stockholders pursuant to this Agreement and the U.S. Purchase Agreement, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any stockholder of the Company.

               (xi) Except as described in the Prospectuses, since the respective dates as of which information is given in the Registration Statement and the Prospectuses, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any Subsidiary, other than in the ordinary course of business, that is material to the Company and its Subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company or Technologies on any class of its respective capital stock.

               (xii) Neither the Company nor any Material Subsidiary is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except as disclosed in the Prospectuses and except for such defaults that would not in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise. The execution, delivery and performance of this Agreement, the International Price Determination Agreement, the U.S. Purchase Agreement, the U.S. Price Determination Agreement and the Custody Agreements and Powers of Attorney among the Company, each of the Selling Stockholders, The First National Bank of Boston, as Depositary and the Attorneys-in-Fact named therein, as Attorneys-in-Fact for the Selling Stockholders (all such agreements collectively, the "Custody Agreement and Power of Attorney"), by the Company or Technologies, as the case may be, the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement and the Registration Statement and compliance by the Company or Technologies, as the case may be, with the foregoing have been duly authorized by all necessary corporate action on the part of the Company or Technologies, as the case may be, and do not and will not result in any violation of the charter or by-laws of the Company or any Material Subsidiary, and do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien or encumbrance upon any property or assets of the Company or any Material Subsidiary under
     (A) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, or any Material Subsidiary is a party or by which any of them is bound or to which any of their respective properties or assets are subject, or (B) any applicable law, statute, rule, regulation, judgment, order, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Material Subsidiary or any of their respective properties, assets or operations, except for conflicts, breaches, violations, defaults, liens or encumbrances under clause (A) or (B) which would not have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

               (xiii) No authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court (other than as required under the 1933 Act, the 1934 Act, the 1933 Act Regulations, the 1934 Act Regulations and the securities or blue sky laws of the various states in connection with the sale of the Offered Shares) is necessary in connection with the due authorization, execution, delivery and performance of this Agreement, the International Price Determination Agreement, the U.S. Purchase Agreement, the U.S. Price Determination Agreement and the Custody Agreement and Power of Attorney by the Company or Technologies, as the case may be, for the sale and delivery of the Offered Shares or the consummation by the Company and Technologies of the transactions contemplated in this Agreement and the U.S. Purchase Agreement except such as have been obtained.

               (xiv) Except as disclosed in the Prospectuses, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary that is required to be disclosed in the Registration Statement or Prospectuses.

               (xv) There are no contracts or documents of a character required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits to the Registration Statement that are not so described or filed (including filings deemed made by incorporation by reference).

               (xvi) The Company and each of its Material Subsidiaries are in compliance with, and each such entity has not received any notice of any outstanding violation of, all laws, ordinances, rules, regulations, judgments, decrees, orders and statutes applicable to it and its operations except, in either case, where any failure by the Company or any Material Subsidiary to comply with any such law, regulation, ordinance or rule would not have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

               (xvii) The Company and each of its Material Subsidiaries have good and marketable title to all properties and assets owned by them, free and clear of all liens, encumbrances or restrictions, except such as (A) are described in the Prospectuses or (B) do not materially impair or interfere with the current use made of such properties or (C) are neither material in amount nor materially significant, in each case in relation to the business of the Company and its Subsidiaries, considered as one enterprise; all of the leases and subleases material to the businesses of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any Material Subsidiary holds properties described in the Prospectuses, are in full force and effect except to the extent that such failure would not have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise and, except as disclosed in the Prospectuses, neither the Company nor any Material Subsidiary has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Material Subsidiary under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any Material Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, which claims, in the aggregate, might be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

               (xviii) The Company and each of its Material Subsidiaries own or possess all foreign and domestic governmental licenses, permits, certificates, consents, orders, approvals and other authorizations (collectively, "Governmental Licenses") necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, except where the failure to own or possess such Governmental Licenses could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise; and neither the Company nor any Material Subsidiary has received any notice of proceedings relating to revocation or modification of any such Governmental Licenses that, singly or in the aggregate, could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

               (xix) The Company and each of its Material Subsidiaries own or possess, or can acquire on reasonable terms, adequate foreign and domestic patents, patent rights, licenses, trademarks, service marks, trade names, inventions, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, "intellectual property") necessary to carry on their businesses as presently conducted except to the extent that the failure to obtain such intellectual property could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, and neither the Company nor any of its Material Subsidiaries has received any notice of any infringement of or conflict with asserted rights of others with respect to any intellectual property which would render any intellectual property invalid or inadequate to protect the interest of the Company or any Material Subsidiaries therein and which infringement or conflict, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

               (xx) The Company and each of its Material Subsidiaries comply with all Environmental Laws (as defined below) except to the extent that failure to comply with such Environmental Laws would not have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise. Except as disclosed in the Prospectuses, neither the Company nor any of its Material Subsidiaries (i) is the subject of any pending or, to the knowledge of the Company, threatened federal, state or local investigation evaluating whether any remedial action by the Company or any Material Subsidiary is needed to respond to a release of any Hazardous Materials (as defined below) into the environment, resulting from the Company's or any of its Material Subsidiaries' business operations or ownership or possession of any of their properties or assets or (ii) is in contravention of any Environmental Laws that, in the case of (i) or (ii), might be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise. Neither the Company nor any Material Subsidiary has received any notice or claim, nor are there pending or, to the knowledge of the Company, threatened lawsuits against them, with respect to violations of an Environmental Law or in connection with any release of any Hazardous Material into the environment that, individually or in the aggregate, are expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise. As used herein, "Environmental Laws" means any foreign, federal, state or local law or regulation applicable to the Company's or any of its Material Subsidiaries' business operations or ownership or possession of any of their properties or assets relating to environmental matters, and "Hazardous Materials" means those substances that are regulated by or form the basis of liability under any Environmental Laws.

               (xxi) No labor dispute exists with the Company's employees or with employees of its Material Subsidiaries or, to the knowledge of the Company, is imminent that could reasonably be expected to materially and adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise; the Company is not aware of any existing or imminent labor disturbance by the employees of its principal suppliers which could reasonably be expected to result in any material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise; and the Company is in compliance with all applicable federal, state, and local laws relating to the payment of wages to employees (including, without limitation, the Fair Labor Standards Act, as amended), except insofar as the failure to comply with such laws would not reasonably be expected to result in any material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

               (xxii) Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock; and neither the Company nor any of its affiliates has distributed or will distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Offered Shares other than any preliminary prospectus filed with the Commission or the Prospectuses or other material permitted by the 1933 Act or the 1933 Act Regulations.

               (xxiii) All United States federal income tax returns of the Company and the Material Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except for such taxes or tax assessments, if any, as are being contested in good faith and as to which adequate reserves, to the extent required by GAAP, have been provided. All other tax returns (including franchise and income tax returns) of the Company and the Material Subsidiaries required to be filed pursuant to applicable foreign, state or local law have been filed, except insofar as the failure to file such returns would not have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, and all taxes shown on such returns or otherwise assessed which are due and payable have been paid, except for such taxes or tax assessments, if any, as are being contested in good faith and as to which adequate reserves, to the extent required by GAAP, have been provided. The charges, accruals and reserves on the books of the Company and the Material Subsidiaries in respect of any income and corporate franchise tax liability for any years not finally determined or with respect to which the applicable statute of limitations has not expired are believed to be adequate to meet any assessments or re-assessments for additional income or corporate franchise tax for any years not finally determined.

               (xxiv) The Company has obtained the written agreements of each Selling Stockholder, executive officer, and director, certain other members of management of the Company and certain other stockholders of the Company, in the forms previously furnished to you, that, for a period of 90 days (in the case of Selling Stockholders and certain members of management of the Company) or 75 days (in the case of executive officers, non-selling directors, certain other members of management of the Company and certain other stockholders of the Company), such parties will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") on behalf of the Underwriters, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, or exercise any registration rights with respect to, any shares of Common Stock or securities or rights convertible into or exercisable or exchangeable for Common Stock other than the sale of the Offered Shares pursuant to this Agreement and the U.S. Purchase Agreement. The Company has waived, and has obtained the written waivers by the holders of a majority of each of the AEA Registrable Securities and the Bain Registrable Securities (as such terms are defined in the Registration Rights Agreement, dated as of August 18, 1994, among the Company and certain of its stockholders (the "Registration Rights Agreement")) of, any and all of their respective rights under each of Sections 1(a) (in connection with their right to receive written notice) and 2(e) (in connection with the restriction on a registered offering by the Company within six months of another registered offering) under the Registration Rights Agreement.

               (xxv) There are no holders of securities (debt or equity) of the Company or any of the Subsidiaries, or holders of rights (including, without limitation, preemptive rights), warrants or options to obtain securities of the Company or its Subsidiaries, who have the right to request the Company or any of the Subsidiaries to register securities held by them under the 1933 Act, other than holders who have waived such rights or will not have such rights for the 180 days after the date hereof.

               (xxvi) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general and specific authorizations; (ii) transactions are recorded as necessary to permit preparations of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (xxvii) Neither the Company nor any of its Subsidiaries is an investment company or is controlled by an investment company or investment companies within the meaning of the Investment Company Act of 1940, as amended.

               (xxviii) The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Custody Agreement and Power of Attorney; and the Custody Agreement and Power of Attorney has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting enforcement of creditors' rights generally or by general principles of equity.


          (b) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each of the Managers as follows:

               (i) At the time the Registration Statement becomes effective, and at all times subsequent thereto up to the Closing Time, and, if any International Option Shares are purchased, up to the Date of Delivery, (A) the information furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement and any amendments and supplements thereto do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements regarding such Selling Stockholder therein not misleading and (B) the information furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Prospectuses do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements regarding such Selling Stockholder therein, in the light of the circumstances under which they were made, not misleading.

               (ii) Such Selling Stockholder has full right, power and authority to execute, deliver and perform its obligations under this Agreement, the U.S. Purchase Agreement, the International Price Determination Agreement, the U.S. Price Determination Agreement and the Custody Agreement and Power of Attorney, and to sell, transfer and deliver the Offered Shares pursuant to this Agreement; and this Agreement, the U.S. Purchase Agreement and the Custody Agreement and Power of Attorney have been, and the International Price Determination Agreement and the U.S. Price Determination Agreement on the date thereof will be, duly authorized, executed and delivered by or on behalf of such Selling Stockholder and a valid and binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting enforcement of creditors' rights generally or by general principles of equity.

               (iii) There is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of such Selling Stockholder, threatened, to which such Selling Stockholder is or would be a party or of which the property of such Selling Stockholder is or may be subject, that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the sale of Offered Shares by such Selling Stockholder or any of the other transactions contemplated hereby or (ii) questions the legality or validity of any such transactions or seeks to recover damages or obtain other relief in connection with any such transactions.

               (iv) No authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court (other than under the 1933 Act and the 1933 Act Regulations and the securities or blue sky laws of the various states in connection with the sale of the Offered Shares), domestic or foreign, is required by reason of facts specifically pertaining to such Selling Stockholder or its legal or regulatory status in connection with the due authorization, execution and delivery by such Selling Stockholder of this Agreement, the U.S. Purchase Agreement, the International Price Determination Agreement, the U.S. Price Determination Agreement or the Custody Agreement and Power of Attorney and the valid sale and delivery of the Offered Shares to be sold by such Selling Stockholder hereunder and thereunder.

               (v) The execution, delivery and performance of this Agreement, the U.S. Purchase Agreement, the International Price Determination Agreement, the U.S. Price Determination Agreement and the Custody Agreement and Power of

     Attorney by such Selling Stockholder, the sale of the Offered Shares by such Selling Stockholder hereunder and thereunder, the consummation by such Selling Stockholder of the transactions herein and therein contemplated and the compliance by such Selling Stockholder with all the provisions of this Agreement, the U.S. Purchase Agreement, the International Price Determination Agreement, the U.S. Price Determination Agreement and the Custody Agreement and Power of Attorney will not result in a violation of the charter or bylaws of such Selling Stockholders which are corporations or the partnership agreement or certificate of limited partnership, if applicable, of such Selling Stockholders which are partnerships and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, nor will such action result in any violation of the provisions of any statute relating to such Selling Stockholders or its legal or regulatory status or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder.

               (vi) Such Selling Stockholder has, and will at the Closing Time have, and, if any International Option Shares or U.S. Option Shares are purchased, will on the Date of Delivery have, valid and marketable title to the Offered Shares to be sold by the Selling Stockholder pursuant to this Agreement and the U.S. Purchase Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind; and, at the Closing Time and, if any Option Shares are purchased, at the Date of Delivery, upon delivery of the Offered Shares to be sold by such Selling Stockholder and payment of the purchase price therefor as contemplated in this Agreement and the U.S. Purchase Agreement, each of the Underwriters will receive good and marketable title to the Offered Shares purchased by it from such Selling Stockholder, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

               (vii) Certificates for all of the Offered Shares to be sold by such Selling Stockholder pursuant to this Agreement and the U.S. Purchase Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with The First National Bank of Boston for delivery to the Managers pursuant to this Agreement and the U.S. Underwriters pursuant to the U.S. Purchase Agreement.

               (viii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common

     Stock; and such Selling Stockholder has not distributed and will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Offered Shares other than any preliminary prospectus filed with the Commission or the Prospectuses or other material permitted by the 1933 Act or the 1933 Act Regulations.

          (c) Any certificate signed by any officer of the Company and delivered to you or to Fried, Frank, Harris, Shriver & Jacobson as counsel for the Underwriters at or prior to the Closing Time pursuant to this Agreement or the transactions contemplated hereby shall be deemed a representation and warranty by the Company to each Manager as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholders as such and delivered to you or to counsel for the Underwriters at or prior to the Closing Time pursuant to the terms of this Agreement or the transactions contemplated hereby shall be deemed a representation and warranty by such Selling Stockholders to each Manager, as to the matters covered thereby.

          Section 2.  Sale and Delivery to the U.S. Underwriters; Closing.  (a)
                      ---------------------------------------------------
On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, each Selling Stockholder agrees, severally and not jointly, to sell to each Manager, severally and not jointly, and each Manager agrees, severally and not jointly, to purchase from each Selling Stockholder, at the purchase price per share set forth in the International Price Determination Agreement, that proportion of the number of Initial International Shares being sold by each such Selling Stockholder set forth on Schedule A opposite the name of each such Selling Stockholder which the number of Initial International Shares set forth in Schedule B opposite the name of such Manager (plus such additional number of Initial International Shares that such Manager may become obligated to purchase pursuant to Section 11 hereof) bears to the total number of Initial International Shares, subject, in each case, to such adjustments as the Managers in their discretion shall make to eliminate any sales or purchases of fractional shares.

          (b) If the Company has elected not to rely upon Rule 430A, the public offering price per share for the Initial International Shares and the purchase price per share for the Initial International Shares to be paid by the several Managers shall be agreed upon and set forth in the International Price Determination Agreement, dated the date hereof, and an amendment to the Original Registration Statement containing such per share price information will be filed before the Original Registration Statement becomes effective.

          (c) If the Company has elected to rely upon Rule 430A, the public offering price per share for the Initial International Shares and the purchase price per share for the Initial International Shares to be paid by the several Managers shall be agreed upon and set forth in the International Price Determination Agreement. In the event that the International Price Determination Agreement has not been executed by the close of business on the fourteenth business day following the later of the date on which the Original Registration Statement and any Rule 462(b) Registration Statement becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Sections 7, 8 and 9 shall remain in effect.

          (d) In addition, on the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Selling Stockholders hereby grant an option to the Underwriters, severally and not jointly, to purchase up to the additional number of Option Shares set forth opposite such Selling Stockholder's name in the appropriate column of Schedule A, or 1,500,000 shares of Common Stock in the aggregate, at the same purchase price per share as shall be applicable to the Initial International Shares, of which 300,000 shares shall be the pro rata portion of the Managers and 1,200,000 shares shall be the pro rata portion of the U.S. Underwriters. The option hereby granted to the Managers will expire 30 days after the later of the date upon which the Original Registration Statement and any Rule 462(b) Registration Statement becomes effective or, if the Company has elected to rely upon Rule 430A, the date of the International Price Determination Agreement, and may be exercised in whole or from time to time in part only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Shares upon notice by you and the U.S. Representatives to the Company setting forth the number of Option Shares as to which the several Managers are exercising the option, and the time and date of payment and delivery thereof. Such time and date of delivery (the "Date of Delivery") shall be determined by you but shall not be later than three or four full business days after the exercise of such option, nor in any event prior to the Closing Time, unless otherwise agreed by Merrill Lynch and the Company. If the option is exercised as to all or any portion of the Option Shares, the International Option Shares as to which the option is exercised shall be purchased by the Managers, severally and not jointly, in the respective proportions that bear the same relationship to the number of International Option Shares to be purchased at the Date of Delivery as the number of Initial International Shares set forth opposite the name of each Manager in Schedule B hereto bears to the total number of Initial International Shares (such proportions are hereinafter referred to as each Manager's "underwriting obligation proportions").

          (e) Payment of the purchase price for, and delivery of certificates for, the Initial International Shares shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, or at such other place as shall be agreed upon by the Company, the Selling Stockholders and you, at 10:00 A.M. either (i) on the third or fourth full business day after the later of the effective date of the

Original Registration Statement and any Rule 462(b) Registration Statement (in either case, as permitted under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "1934 Act")), or (ii) if the Company has elected to rely upon Rule 430A, on the third or fourth full business day after execution of the International Price Determination Agreement (as permitted under Rule 15c6-1 under the 1934 Act) (unless, in either case, postponed pursuant to Section 11 or
12), or at such other time not more than ten full business days thereafter as you, the Company and the Selling Stockholders shall determine (such date and time of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the International Option Shares are purchased by the Managers, payment of the purchase price for, and delivery of certificates for, such International Option Shares shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, or at such other place as the Selling Stockholders and you shall determine, on the Date of Delivery as specified in the notice from you to the Selling Stockholders. Payment shall be made to the Selling Stockholders by certified or official bank check or checks in New York Clearing House funds payable to the order of the Selling Stockholders (or such other person as may be designated pursuant to the Custody Agreement and Power of Attorney), as the case may be, against delivery to you for the respective accounts of the several Managers of certificates for the International Shares to be purchased by them.

          (f) Certificates for the Initial International Shares and International Option Shares to be purchased by the Managers shall be in such denominations and registered in such names as you may request in writing at least one business day before the Closing Time or the Date of Delivery, as the case may be. The certificates for the Initial International Shares and International Option Shares will be made available in New York City for examination and packaging by you not later than 10:00 A.M. on the business day prior to the Closing Time or the Date of Delivery, as the case may be.

          (g) It is understood that each Manager has authorized you, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the International Shares that it has agreed to purchase. You, individually and not as Lead Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Shares or International Option Shares to be purchased by any Managers whose check or checks shall not have been received by the Closing Time or the Date of Delivery, as the case may be.

          (h) The several and not joint obligations of the Selling Stockholders to sell to each Manager the Initial International Shares and the International Option Shares and the several and not joint obligations of the Managers to purchase and pay for the International Shares, upon the terms and subject to the conditions of this Agreement, are subject to the concurrent closing of the sale of the U.S. Shares to the U.S. Underwriters pursuant to the terms of the U.S. Purchase Agreement.

          Section 3.  Certain Covenants of the Company.  The Company covenants
                      --------------------------------
with each U.S. Underwriter as follows:

          (a) The Company will use its best efforts to cause the Registration Statement to become effective and, if the Company elects to rely upon Rule 430A and subject to Section 3(b), will comply with the requirements of Rule 430A and will notify you promptly, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission to amend the Registration Statement, to amend or supplement any Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Offered Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes. The Company will make every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, the Company will use a term sheet that complies with the requirements of Rule 434 under the 1933 Act Regulations. If the Company elects not to rely on Rule 434, the Company will provide the Managers with copies of the International Prospectus, in such number as the Managers may reasonably request, and file or transmit for filing with the Commission such International Prospectus in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the business day immediately succeeding the date of the International Price Determination Agreement. If the Company elects to rely on Rule 434 of the 1933 Act Regulations, the Company will provide the Managers with copies of the term sheet and the remainder of the International Prospectus, in such number as the Managers may reasonably request, and file or transmit for filing with the Commission an International Prospectus complying with Rule 434(c)(2) of the 1933 Act Regulations in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York or the business day immediately succeeding the date of the International Price Determination Agreement. If the Company uses Rule 434, the Prospectuses will not be "materially different," as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it becomes effective.

          (b) The Company will not at any time file or make any amendment to the Registration Statement (including any filing under Rule 462(b)), file a Term Sheet or file or make any amendment or supplement (i) if the Company has not elected to rely upon Rule 430A, to the Prospectuses or (ii) if the Company has elected to rely upon Rule 430A, to either of the prospectuses included in the Original Registration Statement at the time it becomes effective or to the Prospectuses, of which you shall not have previously been advised and furnished a copy or to which you or Fried, Frank, Harris, Shriver & Jacobson as counsel for the Managers shall have reasonably objected.

          (c) The Company has furnished or will furnish to you and your counsel, without charge, one signed copy of the Registration Statement as originally filed and of all amendments thereto (including exhibits filed therewith), whether filed before or after the Registration Statement becomes effective, and copies of all exhibits and documents filed therewith, and signed copies of all accountants consents and certificates of experts, if any, and has furnished or will furnish to you, for each other Manager, one conformed copy of the Registration Statement as originally filed and each amendment thereto. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) The Company will deliver to each Manager, without charge, from time to time until the later of the effective date of the Original Registration Statement and any Rule 462(b) Registration Statement (or, if the Company has elected to rely upon Rule 430A, until the time the International Price Determination Agreement is executed and delivered), as many copies of each preliminary prospectus as such Manager may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver to each Manager, without charge, as soon as the Registration Statement shall have become effective (or, if the Company has elected to rely upon Rule 430A, as soon as practicable after the International Price Determination Agreement has been executed and delivered) and thereafter from time to time as requested during the period when the Prospectuses are required to be delivered under the 1933 Act, such number of copies of the Prospectuses (as supplemented or amended) as such Manager may reasonably request.

          (e) The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations, and the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") so as to permit the completion of the distribution of the Offered Shares as contemplated in this Agreement, the U.S. Purchase Agreement and the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Shares any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Managers, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements.

          (f) The Company will use its best efforts, in cooperation with the Managers, to qualify the Offered Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Original Registration Statement and any Rule 462(b) Registration Statement; provided, however, that
                                                      --------  -------
neither the Company nor any Subsidiary shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Shares have been qualified as above provided.

          (g) The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) For a period of 90 days from the date hereof, the Company will not, without the prior written consent of Merrill Lynch on behalf of the Underwriters, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, other than (i) any shares of Common Stock sold by the Company upon the exercise of any option outstanding at the Closing Time granted under the stock option plans of the Company existing at the Closing Time and (ii) issuances by the Company of employee stock options pursuant to the Company's employee stock option plans pursuant to the terms thereof as in effect on the date hereof and the number of shares of Common Stock covered thereby.

          (i) The Company will use its best efforts to maintain the listing of the Common Stock on the New York Stock Exchange on the date of the International Price Determination Agreement.

          (j) If the Company has elected to rely upon Rule 430A, it will take such steps as it deems necessary to ascertain promptly whether the forms of prospectuses transmitted for filing under Rule 424(b) were received for filing by the Commission and, in the event that they were not, it will promptly file such prospectuses.

          (k) If the Company has elected to rely on Rule 434, it will comply with the requirements of Rule 434, and the Prospectuses will not be "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it becomes effective.

          (l) If the Company has elected to rely upon Rule 462(b), the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act Regulations by the time confirmations are sent or given, as specified by Rule 462(b)(2).

          (m) For a period of five years after the Closing Time, the Company will furnish to you and to each Manager that so requests copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information relating to the Company's business or finances as shall be furnished by the Company to its stockholders generally.

          (n) The Company has complied, and will comply, with all of the provisions of Florida H.B. 1771, as codified in sec. 517.075 Florida Statutes, 1987, as amended, and all regulations promulgated thereunder relating to issuers or their affiliates doing business with the government of Cuba or with any person or affiliate located in Cuba.

          (o) The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          Section 4.  Payment of Expenses.  (a)  The Company will pay all
                      -------------------
expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement and the U.S. Purchase Agreement, including (i) the printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectuses and the Prospectuses and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (ii) the copying and distribution of this Agreement (including the International Price Determination Agreement), the Intersyndicate Agreement, the U.S. Purchase Agreement (including the U.S. Price Determination Agreement), the Agreement among Managers, the certificates for the Offered Shares and a survey of state securities or blue sky laws (the "Blue Sky Survey"), (iii) the delivery of the certificates for the Offered Shares to the Underwriters, including any capital duties, stamp duties and stock or other transfer taxes payable upon the sale of the Offered Shares to the Underwriters and the transfer of the Offered Shares between the Managers and the U.S. Underwriters, (iv) the fees and disbursements of the Company's and the Selling Stockholders' counsel and accountants, (v) the qualification of the Offered Shares under the applicable securities laws in accordance with Section 3(f) and any filing fee related to the review of the offering by the National Association of Securities Dealers, Inc. (the "NASD"), and filing fees and reasonable fees and disbursements of Fried, Frank, Harris, Shriver & Jacobson as counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey, (vi) the fees and expenses of any transfer agent or registrar for the Offered Shares and (vii) the listing fees and expenses incurred in connection with listing the Offered Shares on the New York Stock Exchange.

          (b) The Company will pay any transfer taxes attributable to the sale by the Selling Stockholders of the Offered Shares and any fees and disbursements of their counsel and accountants, if any.

          (c) If this Agreement is terminated by you in accordance with the provisions of Section 5, 10(a)(i) and (ii) or 12, the Company shall reimburse the Managers through you for all their out-of-pocket expenses, including the reasonable fees and disbursements of Fried, Frank, Harris, Shriver & Jacobson as counsel for the Managers.

          Section 5.  Conditions of Managers' Obligations.  In addition to the
                      -----------------------------------
execution and delivery of the International Price Determination Agreement, the obligations of the several Managers to purchase and pay for the International Shares that they have respectively agreed to purchase hereunder (including any International Option Shares as to which the option granted in Section 2(e) has been exercised in the event the Date of Delivery determined by you is the same as the Closing Time) are subject to the accuracy of the representations and warranties contained herein (including those contained in the International Price Determination Agreement) or in certificates of any officer of the Company and the Selling Stockholders delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the following further conditions:

          (a) The Original Registration Statement shall have become effective not later than 5:30 P.M. on the date of this Agreement or, with your consent, at a later time and date not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time or on such later date as you may agree to in writing with the approval of a majority in interest of the several Managers; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective not later than the time confirmations are sent or given, as specified by Rule 462(b)(2); and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company or any of its Subsidiaries, shall have been threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Fried, Frank, Harris, Shriver & Jacobson as counsel for the Managers. If the Company has elected to rely upon Rule 430A, Prospectuses containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A). If the Company has elected to rely upon Rule 434, a Term Sheet, which together with the preliminary prospectuses last furnished to the Underwriters in connection with the offering of the Offered Shares shall not be "materially different" as such term is used in Rule 434 from the prospectuses included in the Original Registration Statement at the time it becomes effective, shall have been filed with the Commission in accordance with Rule 424(b).

          (b) At the Closing Time, you shall have received signed opinions of
     (i) Kirkland & Ellis, special counsel for the Company and the Selling Stockholders, to the effect set forth on Exhibit B hereto, (ii) Christine
     J. Smith, General Counsel of AEA Investors Inc., to the effect set forth on Exhibit C hereto, and (iii) counsel for each of the next ten largest Selling Stockholders (other than individuals), in each case dated as of the Closing Time, together with reproduced copies of such opinions for each of the other Managers, in form and substance reasonably satisfactory to Fried, Frank, Harris, Shriver & Jacobson as counsel for the Managers. In giving their opinions Kirkland & Ellis and Christine J. Smith may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States, the law of the State of New York and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers or other appropriate representatives of the Company, the Subsidiaries and the Selling Stockholders and certificates of public officials.


          (c) At the Closing Time, you shall have received the favorable opinion of Fried, Frank, Harris, Shriver & Jacobson as counsel for the Managers, dated as of the Closing Time, together with reproduced copies of such opinion for each of the other Managers, to the effect that the opinions delivered pursuant to
Section 5(b) appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the legal existence of the Company, the Offered Shares, this Agreement and the U.S. Purchase Agreement, the Registration Statement, the Prospectuses and such other related matters as you may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States, the law of the State of New York and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers or other appropriate representatives of the Company, the Subsidiaries and the Selling Stockholders and certificates of public officials.

          (d) At the Closing Time, (i) the Registration Statement and the Prospectuses, as they may then be amended or supplemented, shall conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, the Company shall have complied in all material respects with Rule 430A and Rule 434 (if it shall have elected to rely thereon), the Registration Statement, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement not misleading, and the Prospectuses shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements in the Prospectuses, in light of the circumstances under which they were made, not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that would be required to be set forth in the Prospectuses other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before or by any federal, state or other commission, board or administrative agency that could reasonably be expected to materially and adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, other than as set forth in the Prospectuses, (iv) the Company shall have complied with all agreements and satisfied all conditions on their parts to be performed or satisfied at or prior to the Closing Time and (v) the other representations and warranties of the Company and Technologies, set forth in Section 1(a) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of the President or Vice President and the chief financial officer or chief accounting officer of the Company, dated as of the Closing Time, to such effect. As used in Section 5(d)(ii) and (iii), the term "Prospectuses" means the Prospectuses in the form first used to confirm sales of the Offered Shares.

          (e) At the Closing Time, (i) the representations and warranties of the Selling Stockholders set forth in Section 1(b) and in any certificates by or on behalf of the Selling Stockholders delivered pursuant to the provisions hereof shall be accurate as though expressly made at and as of the Closing Time, (ii) the Selling Stockholders shall have performed their obligations under this Agreement and the U.S. Purchase Agreement and (iii) you shall have received a certificate of the Selling Stockholders, dated as of the Closing Time, to the effect set forth in subsections (i) and (ii) of this Section 5(e).

          (f) At the time that this Agreement is executed by the Company, you shall have received from Coopers & Lybrand L.L.P. a letter, dated such date, in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other Managers, confirming that they are independent public accountants with respect to the Company and the predecessor of the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations, and stating in effect that, except as set forth in such letter:

               (i) in their opinion, the audited financial statements and the related financial statement schedules included in the Registration Statement and the Prospectuses comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

               (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company and the predecessor of the Company included in the Registration Statement and the Prospectuses, a reading of the minutes of all meetings of the stockholders and directors of the Company and the Subsidiaries and each committee of the board of directors of each of the Company and the Subsidiaries, inquiries of certain officials of the Company and the Subsidiaries responsible for financial and accounting matters and such other inquiries and procedures, including a limited review of such statements under Statement of Accounting Standards 71, as may be specified in such letter, nothing came to their attention that caused them to believe that:

                    (A) the unaudited financial statements as of and for the three-month periods ended March 31, 1996 and 1995 included in the Registration Statement and the Prospectuses do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations applicable to unaudited interim financial statements included in registration statements or are not in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement;

                    (B) at April 30, 1996, there was (i) any change in the capital stock or consolidated stockholders' equity, (ii) any decrease in consolidated current assets, working capital and total assets or
          (iii) any increase in long-term debt of the Company and its Subsidiaries as compared with the amounts shown in the latest balance sheet included in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur; or

                    (C) at a specified date not more than five days prior to the date of this Agreement, there was (i) any change in the capital stock,
          (ii) any decrease in total assets or (iii) any increase in long-term debt (excluding capital lease obligations) of the Company and its Subsidiaries as compared with the amounts shown in the latest balance sheet included in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur; or

                    (D) for the period from April 1, 1996 to April 30, 1996, there was any decrease in consolidated net sales, income from operations, or in the total or per-share amounts of consolidated income from continuing operations before income taxes or of consolidated net income or in other items specified by the Lead Managers, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur; or

                    (E) for the period from May 1, 1996 to a specified date not more than five days prior to the date of this Agreement, there was any decrease in consolidated net sales or in other items specified by the Lead Managers, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur;

               (iii) they are unable to and do not express any opinion on the pro forma capitalization or Pro Forma Consolidated Financial Statements of the Company or on the pro forma adjustments applied to the historical amounts included in such statements (the "Pro Forma Information"); however, for purposes of such letter they have:

                    (A)  read the Pro Forma Information;

                    (B) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Information above complies in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X;

                    (C) compared the historical amounts in the Pro Forma Information with the Company's audited financial statements or accounting records; and

                    (D) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Information; and

     on the basis of such procedures, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that the Pro Forma Information included in the Registration Statement does not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements; and

               (iv) in addition to the procedures referred to in clauses (ii) and (iii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which have previously been specified by you and which shall be specified in such letter, and have compared such items with, and have found such items to be in agreement with, the accounting and financial records of the Company and its Subsidiaries.


          (g) At the time that this Agreement is executed by the Company, you shall have received from Arthur Andersen LLP a letter, dated such date, in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other Managers, confirming that they are independent public accountants with respect to TAI and subsidiaries within the meaning of the 1933 Act and the applicable published 1933 Act Regulations, and stating in effect that, except as set forth in such letter:

               (i) in their opinion, the audited financial statements of TAI and subsidiaries included in the Registration Statement and the Prospectuses comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

               (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of TAI and subsidiaries included in the Registration Statement and the Prospectuses, a reading of the minutes of all meetings of the stockholders and directors of TAI and each committee of the board of directors of TAI, inquiries of certain officials of TAI who have responsibility for financial and accounting matters and such other inquiries and procedures, including a limited review of such statements under Statement of Accounting Standards 71, as may be specified in such letter, nothing came to their attention that caused them to believe that:

                    (A) the unaudited financial statements as of and for the three-month periods ended March 31, 1996 and 1995 included in the Registration Statement and the Prospectuses do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations applicable to unaudited interim financial statements included in registration statements or are not in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement;

                    (B) at April 30, 1996, there was (i) any change in the capital stock or consolidated stockholders' equity (deficit), (ii) any decrease in consolidated current assets or (iii) any increase in long-term debt of TAI and subsidiaries as compared with the amounts shown in the latest balance sheet included in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur; or

                    (C) for the period from April 1, 1996 to April 30, 1996, there was any decrease in consolidated net sales, operating profit, or loss before taxes or in other items specified by the Lead Managers, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur; and


          (iii) in addition to the procedures referred to in clauses (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which have previously been specified by you and which shall be specified in such letter, and have compared such items with, and have found such items to be in agreement with, the accounting and financial records of TAI and subsidiaries.

          (h) At the Closing Time, you shall have received from each of Coopers & Lybrand L.L.P. and Arthur Andersen LLP a letter, in form and substance satisfactory to you and dated as of the Closing Time, and to the effect that they reaffirm the statements made in the letter furnished pursuant to Sections 5(f) and 5(g), except that the specified date referred to shall be a date not more than five days prior to the Closing Time. In the event the Company relies on Rule 430A and the final Prospectuses furnished to the Underwriters in connection with the offering of the Offered Shares differ from the Prospectuses included in the Registration Statement at the time of effectiveness, such letter shall update the procedures referred to in clauses 5(f)(ii), (iii) and (iv) with respect to Coopers and Lybrand L.L.P. and clauses 5(g)(ii) and (iii) with respect to Arthur Andersen LLP.

          (i) At the Closing Time, you shall have received a certificate of the Chief Financial Officer of the Company as to certain agreed upon accounting matters.

          (j) At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated in this Agreement and the U.S. Purchase Agreement and the matters referred to in Section 5(c) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company and the Selling

Stockholders, the performance of any of the covenants of the Company and the Selling Stockholders, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and the Selling Stockholders at or prior to the Closing Time in connection with the authorization, issuance and sale of the Offered Shares as contemplated in this Agreement and the U.S. Purchase Agreement shall be reasonably satisfactory in form and substance to you and to Fried, Frank, Harris, Shriver & Jacobson as counsel for the Underwriters.

          (k) Each Selling Stockholder shall have delivered to you on or prior to the Closing Time a copy of a properly completed and executed United States Treasury Department Form W-9 or W-8 (or other applicable form or statement specified by Treasury Department regulations).

          (l) The "lock-up" agreements between you and each Selling Stockholder, executive officer and director, certain other members of management of the Company and certain other stockholders of the Company, delivered to you on or before the date hereof, shall be in full force and effect at the Closing Time.

          If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you upon notice to the Company and the Selling Stockholders at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in
Section 4 herein. Notwithstanding any such termination, the provisions of Sections 7 and 8 herein shall remain in effect.

          Section 6.  Conditions to Purchase of International Option Shares.  In
                      -----------------------------------------------------
the event that the Managers exercise their option granted in Section 2 to purchase all or any of the International Option Shares and the Date of Delivery determined by you pursuant to Section 2 is later than the Closing Time, the obligations of the several Managers to purchase and pay for the International Option Shares that they shall have respectively agreed to purchase pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company, Technologies and the Selling Stockholders herein contained, to the performance of the Company, Technologies and the Selling Stockholders of their respective obligations hereunder and to the following further conditions:

          (a) The Registration Statement shall remain effective at the Date of Delivery, and at the Date of Delivery no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company or the Selling Stockholders, shall have been threatened by the

Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Fried, Frank, Harris, Shriver & Jacobson as counsel for the Managers.

          (b) At the Date of Delivery, the provisions of Section 5(d) shall have been complied with at and as of the Date of Delivery and, at the Date of Delivery, you shall have received a certificate of the President or Vice President and the chief financial officer or chief accounting officer of the Company with respect to the provisions of Section 5(d), dated as of the Date of Delivery, to such effect.

          (c) At the Date of Delivery, you shall have received the favorable opinions of Kirkland & Ellis, special counsel for the Company and the Selling Stockholders, and Christine J. Smith, General Counsel of AEA Investors Inc., together with reproduced copies of such opinions for each of the other Managers in form and substance satisfactory to Fried, Frank, Harris, Shriver & Jacobson as counsel for the Underwriters, dated as of the Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinions required by
Section 5(b).

          (d) At the Date of Delivery, you shall have received the favorable opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Managers, dated as of the Date of Delivery, relating to the International Option Shares and otherwise to the same effect as the opinion required by Section 5(c).

          (e) At the Date of Delivery, you shall have received a letter from each of Coopers & Lybrand L.L.P. and Arthur Andersen LLP, in form and substance satisfactory to you and dated as of the Date of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(h), except that the specified date referred to shall be a date not more than five days prior to the Date of Delivery.

          (f) At the Date of Delivery, the provisions of Section 5(e) shall have been complied with at and as of the Date of Delivery and, at the Date of Delivery, you shall have received a certificate from the Selling Stockholders with respect to the provisions of Section 5(e), dated as of the Date of Delivery, to such effect.

          (g) At the Date of Delivery, Fried, Frank, Harris, Shriver & Jacobson as counsel for the Managers shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Option Shares as contemplated in this Agreement and the matters referred to in Section 6(d) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company,

Technologies and the Selling Stockholders, the performance of any of the covenants of the Company and the Selling Stockholders, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and the Selling Stockholders, at or prior to the Date of Delivery in connection with the authorization, issuance and sale of the Option Shares as contemplated in this Agreement shall be reasonably satisfactory in form and substance to you and to Fried, Frank, Harris, Shriver & Jacobson as counsel for the Managers.

          Section 7.  Indemnification.  (a)  The Company and Technologies,
                      ---------------
jointly and severally, agree to indemnify and hold harmless each Manager (including any Manager in its role as qualified independent underwriter pursuant to the rules of the NASD) and each person, if any, who controls any Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if Rule 434 is used, if either of the Prospectuses are "materially different," as such term is used in Rule 434, from the prospectus included in the Original Registration Statement at the time it becomes effective;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission;

          (iii) against any and all expense whatsoever, as incurred (including, subject to the last sentence of Section 7(d), fees and disbursements of counsel chosen by you to represent the Managers), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, liability,
- --------  -------
claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished or confirmed in writing to the Company by or on behalf of any Manager through you or the U.S. Representatives expressly for use in the Registration Statement (or in any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto); provided, further, that such indemnity with respect to any
           --------  -------
preliminary prospectus shall not inure to the benefit of any Manager (or any persons controlling such Manager) from whom the person asserting such loss, claim, damage or liability purchased the Offered Shares which are the subject thereof if such person did not receive a copy of the International Prospectus (or the International Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Offered Shares to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission or alleged untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the International Prospectus (or the International Prospectus as amended or supplemented).

          (b) The Company and Technologies, jointly and severally, agree to indemnify and hold harmless each of the Selling Stockholders and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act to the same extent that the Company and Technologies have agreed to indemnify and hold harmless each Manager pursuant to the preceding paragraph; provided, however, the Company and Technologies shall not be liable under this paragraph to the extent any loss, liability, claim, damage or expense described in the preceding paragraph arises out of or is based upon an untrue statement, alleged untrue statement, omission or alleged omission based upon information relating to such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectuses or any amendments or supplements thereto.

          (c) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Manager (including any Manager in its role as qualified independent underwriter pursuant to the rules of the NASD) and each person, if any, who controls any Manager within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act, the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to each Manager; provided, however, that with
         -----------------
respect to each Selling Stockholder, the indemnification provision in this paragraph (c) shall be only with respect to the information furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto), including Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto); and provided, further, that the
                                              --------- --------
aggregate liability of any Selling Stockholder pursuant to this paragraph (c) shall be limited to the net proceeds received by such Selling Stockholder from the Offered Shares purchased by the Underwriters from such Selling Stockholder pursuant to this Agreement, the International Price Determination Agreement, the U.S. Purchase Agreement and the U.S. Price Determination Agreement; and provided, further, that no Selling Stockholder shall be liable for any untrue
- --------  -------
statement, alleged untrue statement, omission or alleged omission of any other Selling Stockholder.


          (d) Each Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act and Section 20 of the 1934 Act and each Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished or confirmed in writing to the Company by or on behalf of such Manager through you expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or such preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

          (e) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and reasonably satisfactory to such indemnified party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel at any time, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest or (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdictions arising out of the same general allegations or circumstances.

          (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. No indemnifying party shall be liable for any settlement of any action or claim for monetary damages which an indemnified party may effect without the written consent of the indemnifying party.

          Section 8.  Contribution.  If the indemnification provided for in
                      ------------
Section 7 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, Technologies and the Selling Stockholders, on the one hand, and the Managers on the other hand from the offering of the Securities pursuant to this Agreement or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, Technologies and the Selling Stockholders, on the one hand, and of the Managers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company, Technologies and the Selling Stockholders, on the one hand, and the Managers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, Technologies and the Selling Stockholders and the total underwriting discount received by the Managers, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

          The relative fault of the Company, Technologies and the Selling Stockholders, on the one hand, and the Managers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Technologies or the Selling Stockholders or by the Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, Technologies, the Selling Stockholders and the Managers agree that it would not be just and equitable if contribution pursuant to this
Section 8 were determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this
Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 8, (i) no Selling Stockholder shall be required to contribute any amount in excess of the amount of the total net proceeds received by such Selling Stockholder from the Offered Shares purchased from such Selling Stockholder and (ii) no Manager shall be required to contribute any amount in excess of the amount by which the total price to the public at which the Offered Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; provided,
                                                                    --------
however, that no person guilty of fraudulent misrepresentation (within the
- -------
meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls a Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, each person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each person who controls a Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Selling Stockholders. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule B hereto and not joint.

          Section 9.  Representations, Warranties and Agreements to Survive
                      -----------------------------------------------------
Delivery.  The representations, warranties, indemnities and agreements of the
- --------
Company, Technologies and the Selling Stockholders contained in this Agreement and the International Price Determination Agreement, or contained in certificates of officers of the Company or its Subsidiaries or the Selling Stockholders submitted pursuant hereto, will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, Technologies, the Selling Stockholders or any Manager or controlling person and will survive delivery of and payment for the Offered Shares.

          Section 10.  Termination of Agreement.  (a)  You may terminate this
                       ------------------------
Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company or its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if a downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities, (iii) if there has occurred any material adverse change in the financial markets in the United States or internationally or any outbreak of hostilities or escalation of existing hostilities or other calamity or crisis the effect of which is such as to make it, in your reasonable judgment, impracticable to market the International Shares or enforce contracts for the sale of the International Shares, (iv) if trading in any securities of the Company has been suspended by the Commission, the New York Stock Exchange or the National Association of Securities Dealers, Inc., or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of such exchanges or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, (v) if a banking moratorium has been declared by either federal or New York authorities, or (vi) if there has occurred any change or development involving a prospective change in national or international political, financial or economic controls, which in your opinion is likely to have a material adverse effect on the market for the Offered Shares. As used in this Section 10(a), the term "Prospectuses" means the Prospectuses in the form first used to confirm sales of the Offered Shares.

          (b) If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Sections 7 and 8 shall remain in effect.

          (c) This Agreement may also terminate pursuant to the provisions of
Section 2(d), with the effect stated in such Section.

          Section 11.  Default by One or More of the Managers.  If one or more
                       --------------------------------------
of the Managers shall fail at the Closing Time to purchase the Initial International Shares that it or they are obligated to purchase pursuant to this Agreement (the "Defaulted International Shares"), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted International Shares in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, you have not completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted International Shares does not exceed 10% of the total number of Initial International Shares, the non-defaulting Managers shall be obligated to purchase the full amount thereof in the proportions that their respective Initial International Shares underwriting obligation proportions bear to the underwriting obligation proportions of all non-defaulting Managers, or

          (b) if the number of Defaulted International Shares exceeds 10% of the total number of Initial International Shares, this Agreement shall terminate without liability on the part of any non-defaulting Manager.

          No action taken pursuant to this Section shall relieve any defaulting Manager from liability in respect of its default.

          In the event of any such default that does not result in a termination of this Agreement, either you, the Company or the Selling Stockholders shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "Manager" includes any person substituted for a Manager under this Section 11.

          Section 12.  Default by the Company or the Selling Stockholders.  (a)
                       --------------------------------------------------
If any Selling Stockholder shall fail at the Closing Time to sell and deliver the number of Offered Shares that it is obligated to sell, then the Lead Managers may, at their option, by notice to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any non-defaulting party except to the extent provided in Section 4 and except that the provisions of Sections 7 and 8 shall remain in effect or (ii) elect to purchase the Offered Shares which the non-defaulting party has agreed to sell hereunder. No action taken pursuant to this Section shall relieve such Selling Stockholder from liability, if any, in respect of such default.

          Section 13.  Notices.  All notices and other communications under this
                       -------
Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication (notices transmitted by telecopier to be promptly confirmed in writing).
Notices to you or the Managers shall be directed to you c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281, attention of Gregory L. Wright, with a copy to Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, attention of Valerie Ford Jacob, Esq.; notices to the Company and Technologies shall be directed to the Company and Technologies at 34 Maple Street, Milford, MA 01757, attention of Douglas A. Berthiaume, with a copy to Kirkland & Ellis at Citicorp Center, 153 East 53rd Street, New York, New York 10022-4675, attention of Lance C. Balk, Esq.; and notices to the Selling Stockholders shall be directed to Bain Capital, Inc., Two Copley Place, Boston, MA 02116, attention of Joshua Bekenstein, and AEA Investors Inc. at 65 East 55th Street, New York, New York 10022, attention of Christine J. Smith, Esq., with a copy to Kirkland & Ellis at Citicorp Center, 153 East 53rd Street, New York, New York 10022-4675, attention of Lance C. Balk, Esq.

          Section 14.  Parties.  This Agreement is made solely for the benefit
                       -------
of the several Managers, the Company, Technologies, the Selling Stockholders and, to the extent expressed, any person controlling the Company, Technologies, the Selling Stockholders or any of the Managers, and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 11, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the several Managers of the International Shares. All of the obligations of the Managers hereunder are several and not joint.

          SECTION 15.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED
                       ----------------------
BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF THE DAY REFER TO NEW YORK CITY TIME.

          Section 16.  Jurisdiction.  Each of the undersigned hereby irrevocably
                       ------------
submits in any suit, action or proceeding arising out of or in relation to this Agreement, or any of the transactions contemplated hereby, to the jurisdiction and venue of any federal or state court in the Borough of Manhattan, City of New York, State of New York.

          Section 17.  Counterparts.  This Agreement may be executed in one or
                       ------------
more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Stockholders a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Selling Stockholders and the several Managers in accordance with its terms.

                            Very truly yours,

                            WATERS CORPORATION

                            By
                               --------------------------
                              Name:  Philip S. Taymor
                              Title: Senior Vice President, Finance and
                                     Administration and Chief Financial
                                     Officer, Treasurer and Assistant
                                     Secretary


                            WATERS TECHNOLOGIES CORPORATION

                            By
                               --------------------------
                              Name:  Philip S. Taymor
                              Title:


                            THE SELLING STOCKHOLDERS NAMED IN
                            CATEGORY 1 OF SCHEDULE A HERETO

                            By
                               --------------------------
                              Name:
                              Title: Attorney-in-Fact


                            THE SELLING STOCKHOLDERS NAMED IN
                            CATEGORY 2 OF SCHEDULE A HERETO

                            By
                               --------------------------
                              Name:
                              Title: Attorney-in-Fact


                            THE SELLING STOCKHOLDERS NAMED IN
                            CATEGORY 3 OF SCHEDULE A HERETO

                            By
                               --------------------------
                              Name:
                              Title: Attorney-in-Fact

Confirmed and accepted as of
  the date first above written:


MERRILL LYNCH INTERNATIONAL
ALEX. BROWN & SONS INCORPORATED
CS FIRST BOSTON LIMITED
GOLDMAN SACHS INTERNATIONAL

By:  MERRILL LYNCH INTERNATIONAL

By:
   ---------------------------
  Name:  Karen B. Harris
  Title: Vice President

For themselves and as Lead Managers of the
- ------------------------------------------
other Managers named in Schedule B.
- -----------------------------------



                                                        [107726]

                                   SCHEDULE A



                                 Number of Initial         Maximum Number of
    Selling Stockholder       International Shares to     International Option
                                      be Sold              Shares to be Sold










          Total................              2,000,000                   300,000

                                   SCHEDULE B

                                                    NUMBER OF
                                                INITIAL INTERNATIONAL
            MANAGERS                            SHARES TO BE PURCHASED
            --------                            ----------------------

Merrill Lynch International...................
Alex. Brown & Sons Incorporated...............
CS First Boston Limited.......................
Goldman Sachs International...................

                                   ============================================
Total.........................................          2,000,000

                                   SCHEDULE C


Subsidiaries                            Place of Incorporation
- ------------                            ----------------------


Waters Technologies Corporation                 Delaware
Waters Investments Limited                      Delaware
TA Instruments, Inc.                            Delaware
Extrel F.T.M.S.                                 Delaware
Nihon Waters Limited                            Delaware
Nihon Waters K.K.                               Japan
Waters Asia Limited                             Delaware
Waters China Limited                            Hong Kong
Waters Operating Corp.                          Delaware
Waters Australia Pty. Ltd.                      Australia
Waters NV                                       Belgium
Waters Ltda.                                    Brazil
Waters Limited/Waters Limitee                   Canada
Waters A/S                                      Denmark
Waters Oy                                       Finland
Waters France Holding Corp.                     Delaware
Waters Holding SA                               France
Waters SA                                       France
Waters GmbH                                     Germany
Waters S.r.l.                                   Italy
Waters SA de CV                                 Mexico
Waters Chromatography BV                        Netherlands
Waters Chromatography Europe BV                 Netherlands
Waters Chromatografia SA                        Spain
Waters Sverige AB                               Sweden
Waters AG                                       Switzerland
Waters GesMBH                                   Austria
Waters Kft                                      Hungary
Waters Sp.Zo.o                                  Poland
Waters Ltd.                                     U.K.
Phase Separations Ltd.                          U.K.
Phase Separations EURL                          France
Phase Separations B.V.                          Netherlands
Phase Separations Inc.                          Connecticut

                                   SCHEDULE D


Material Subsidiaries                   Place of Incorporation
- ---------------------                   ----------------------


Waters Technologies Corporation                 Delaware
Waters Investments Limited                      Delaware
TA Instruments, Inc.                            Delaware
Waters Holding SA                               France
Waters SA.                                      France
Waters GmbH                                     Germany
Waters Ltd.                                     U.K.

                                                                       Exhibit A


                               WATERS CORPORATION
                            (a Delaware corporation)


                       10,000,000 Shares of Common Stock

                  INTERNATIONAL PRICE DETERMINATION AGREEMENT
                  -------------------------------------------


                                                         June ____________, 1996




MERRILL LYNCH INTERNATIONAL
ALEX. BROWN & SONS INCORPORATED
CS FIRST BOSTON LIMITED
GOLDMAN SACHS INTERNATIONAL
  As Lead Managers of the several Managers
c/o Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England

Ladies and Gentlemen:

          Reference is made to the International Purchase Agreement dated June _________, 1996 (the "International Purchase Agreement") among Waters Corporation (the "Company"), Waters Technologies Corporation ("Technologies"), the Selling Stockholders listed in Schedule A thereto and hereto (the "Selling Stockholders") and the several Managers named in Schedule B thereto and hereto (the "Managers"), for whom Merrill Lynch International, Alex. Brown & Sons Incorporated, CS First Boston Limited and Goldman Sachs International are acting as representatives (the "Lead Managers"). The International Purchase Agreement provides for the purchase by the Managers from the Selling Stockholders, subject to the terms and conditions set forth therein, of an aggregate of 2,000,000 shares (the "Initial International Shares") of the Company's common stock, par value $.01 per share. This Agreement is the International Price Determination Agreement referred to in the International Purchase Agreement.

          Pursuant to Section 2 of the International Purchase Agreement, the undersigned agree with the Lead Managers as follows:

               1. The initial public offering price per share for the Initial International Shares shall be $_____________.

               2. The purchase price per share for the Initial International Shares to be paid by the several Managers shall be $___________, representing an amount equal to the initial public offering price set forth above, less $_______ per share.

          The Company and Technologies, jointly and severally, represent and warrant to each of the Managers that the representations and warranties of the Company and Technologies set forth in Section 1(a) of the International Purchase Agreement are accurate as though expressly made at and as of the date hereof.

          Additionally, if the Company elects to rely upon Rule 462(b), the Company represents and warrants to each of the Underwriters that:

          (a) the Company has filed a Rule 462(b) Registration Statement in compliance with and that is effective upon filing pursuant to Rule
462(b)
          and has received confirmation of its receipt;  and

          (b) the Company has given irrevocable instruments for transmission of the applicable filing fee in connection with the filing of the
          Rule 462(b) Registration Statement, in compliance with Rule 111 of the 1933 Act Regulations, or the Commission has received payment of such filing fee.

          Each Selling Stockholder, severally and not jointly, represents and warrants to each of the Managers that the representations and warranties of such Selling Stockholder set forth in Section 1(b) of the International Purchase Agreement are accurate as though expressly made at and as of the date hereof.

          This Agreement shall be governed by the laws of the State of New York, without regard to principles of conflicts of laws.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company, Technologies and the Selling Stockholders a counterpart hereof, whereupon this instrument along with all counterparts and together with the International Purchase Agreement shall be a binding agreement among the Managers, the Company, Technologies and the Selling Stockholders in accordance with its terms and the terms of the International Purchase Agreement.

                            Very truly yours,

                            WATERS CORPORATION

                            By
                               --------------------------
                              Name:
                              Title:


                            WATERS TECHNOLOGIES CORPORATION
                            By
                               --------------------------
                              Name:
                              Title:

                            THE SELLING STOCKHOLDERS NAMED IN CATEGORY
                            1 OF SCHEDULE A HERETO

                            By
                               --------------------------
                              Name:
                              Title:      Attorney-in-Fact


                            THE SELLING STOCKHOLDERS NAMED IN CATEGORY 2 OF SCHEDULE A HERETO

                            By
                               --------------------------
                              Name:
                              Title:  Attorney-in-Fact


                            THE SELLING STOCKHOLDERS NAMED IN CATEGORY
                            3 OF SCHEDULE A HERETO

                            By
                               --------------------------
                              Name:
                              Title:      Attorney-in-Fact

Confirmed and accepted as of

  the date first above written:
MERRILL LYNCH INTERNATIONAL
ALEX. BROWN & SONS INCORPORATED
CS FIRST BOSTON LIMITED
GOLDMAN SACHS INTERNATIONAL

By:  MERRILL LYNCH INTERNATIONAL

By
    -----------------------------
  Name:
  Title:

For themselves and as Lead Managers of the other
- -------------------------------------------------
Managers named in Schedule B attached hereto.
- ---------------------------------------------

                                                                       Exhibit B

                Form of Opinion of Kirkland & Ellis Pursuant to
              Section 5(b) of the International Purchase Agreement

                                                         June ____________, 1996

MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED
ALEX.  BROWN & SONS INCORPORATED
CS FIRST BOSTON CORPORATION
GOLDMAN, SACHS & CO.
and the other U.S. Underwriters
  (as defined below)
c/o Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, NY 10281-1209

MERRILL LYNCH INTERNATIONAL
ALEX. BROWN & SONS INCORPORATED
CS FIRST BOSTON LIMITED
GOLDMAN SACHS INTERNATIONAL
and the other International Managers
  (as defined below)
c/o Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
ENGLAND

     Re: Waters Corporation
         ------------------

Ladies and Gentlemen:

          We have acted as counsel for Waters Corporation, a Delaware corporation (the "Company"), Waters Technologies Corporation, a Delaware corporation ("Technologies") and certain of the Selling Stockholders, including Bain Capital Fund IV, L.P., Bain Capital Fund IV-B, L.P., BCIP Associates and BCIP Trust Associates, L.P. (collectively, the "Bain Capital Entities"), in connection with the sale, (i) pursuant to the U.S. Purchase Agreement (the "U.S.

Purchase Agreement") dated June ______________, 1996, among the Company, Technologies, the selling stockholders named in Schedule A thereto (the "Selling Stockholders"), and the U.S. underwriters named in Schedule B thereto (the "U.S. Underwriters"), of 9,200,000 shares by the Selling Stockholders, consisting of 8,000,000 shares (the "Initial U.S. Shares") and 1,200,000 shares (the "U.S. Option Shares" and, together with the Initial U.S. Shares, the "U.S. Shares"), of the Company's common stock, par value $0.01 per share ("Common Stock"), and the related U.S. Price Determination Agreement (the "U.S. Price Determination Agreement") dated June ______________, 1996 among the Company, Technologies, the Selling Stockholders and the U.S. Underwriters, and (ii) pursuant to the International Purchase Agreement (the "International Purchase Agreement") dated June ____________, 1996 among the Company, Technologies, the Selling Stockholders and the managers named in Schedule B thereto (the "Managers"), of 2,300,000 shares by the Selling Stockholders, consisting of 2,000,000 shares (the "Initial International Shares") and 300,000 shares (the "International Option Shares" and, together with the Initial International Shares, the "International Shares"), of Common Stock and the related International Price Determination Agreement (the "International Price Determination Agreement") dated June ___________, 1996 among the Company, Technologies, the Selling Stockholders and the Managers. In addition, we have also issued opinions herein on behalf of all of the Selling Stockholders. The U.S. Purchase Agreement and the International Purchase Agreement are collectively referred to as the "Purchase Agreements." The U.S. Price Determination Agreement and the International Price Determination Agreement are collectively referred to as the "Price Determination Agreements." The U.S. Underwriters and the Managers are collectively referred to as the "Underwriters." The U.S. Shares and the International Shares are collectively referred to as the "Offered Shares." Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the U.S. Purchase Agreement.

          We have examined, among other things, the following:

          (1) copies of the Registration Statement on Form S-1 (No. 333-3810) filed by the Company with the Commission on April 19, 1996 for the purpose of registering the offering of the Offered Shares under the Securities Act, as amended on May 10, 1996 and _______________, 1996, in each case including all exhibits thereto (as amended to the date hereof, the "Registration Statement");

          (2) a copy of the Company's preliminary prospectus dated May 10, 1996 relating to the U.S. Shares and a copy of the Company's final prospectus dated June ________, 1996, relating to the U.S. Shares (the final U.S. prospectus, the "U.S. Prospectus");

          (3) a copy of the Company's preliminary prospectus dated May 10, 1996, 1996 relating to the International Shares, and a copy of the Company's final prospectus dated June _____________, 1996 relating to the International Shares (the final international prospectus, the "International Prospectus"; together with the U.S. Prospectus, the "Prospectuses");

          (4) a copy of each of the Purchase Agreements and the Price Determination Agreements;

          (5) a copy of the Custody Agreement and Power of Attorney, dated as of April 23, 1996, by and among the Company, the Selling Stockholders, the Attorneys-in-Fact named therein and The First National Bank of Boston (all such agreements collectively, the "Custody Agreement and Power of Attorney");

          (6) certain letter agreements between certain stockholders of the Company in favor of the Underwriters (the "Lock-up Agreements");

          (7) the Registration Rights Agreement made as of August 18, 1994 by and among the Company and certain stockholders of the Company (the "Registration Rights Agreement");

          (8) copies of the certificates of incorporation and bylaws of the Company, and Technologies, as amended to date; and

          (9) copies of a unanimous written consent signed by each member of the Board of Directors of the Company on April 16, 1996 and a unanimous written consent signed by each member of the Board of Directors of Technologies on _______________, 1996;.

          The Purchase Agreements, the Price Determination Agreements, and the Custody Agreement and Power of Attorney are collectively referred to as the "Transaction Agreements." The Purchase Agreements, the Price Determination Agreements and the Custody Agreement and Power of Attorney are collectively referred to as the "Selling Stockholder Agreements."

          In addition, we have examined and relied, to the extent we deemed proper, on the originals or copies certified or otherwise identified to our satisfaction of all such corporate or partnership records of the Company and the Bain Capital Entities and such other instruments and certificates of public officials, officers and representatives of the Company and the Bain Capital Entities and other persons, and we have made such investigations of law as we have deemed appropriate. We have assumed the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies. In our examination, we have assumed the genuineness of the signatures of persons purportedly signing all documents and instruments, the authority and capacity of such persons signing on behalf of the parties thereto other than the Company and the Bain Capital Entities and the due authorization, execution and delivery of all documents by the parties thereto other than the Company and the Bain Capital Entities.

          As to matters of fact, we have relied (without independent investigation) upon oral or written statements or representations of officers of the Company, the Selling Stockholders and the Bain Capital Entities. Nothing has been brought to our attention which causes us to believe, however, that such statements or representations are misleading.

         To the extent it may be relevant to the opinions expressed herein, (i) we have assumed that the Power of Attorney and Custody Agreement of each Selling Stockholder other than the Bain Capital Entities has been duly authorized, executed and delivered by each party thereto and constitutes a valid and binding agreement of each party thereto other than such Selling Stockholder and the Company and (ii) we are relying upon oral advice of the staff of the Securities and Exchange Commission (the "Commission") that the Commission has issued an order declaring the Registration Statement effective.

         Whenever any statement contained herein with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring to the actual knowledge of those Kirkland & Ellis attorneys who have represented the Company and the Bain Capital Entities. Except as expressly set forth herein, where our opinion is based upon our "knowledge," we have not undertaken any independent investigation (other than inquiries of senior officers of the Company and the Bain Capital Entities) to determine the existence or absence of such facts and no inference as to our knowledge concerning such facts should be drawn from the fact of our representation of such entities.

         Subject to the foregoing and to the further assumptions, qualifications and limitations set forth below:

          (i) The Company is a corporation validly existing and in good standing under the General Corporation Law of the State of Delaware with requisite corporate power and authority under such laws to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the Purchase Agreements.

          (ii) Each of the Subsidiaries of the Company organized under the laws of the United States and listed on Schedule A hereto (the "Domestic Subsidiaries") is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation with requisite corporate power and authority under such laws to own its properties and conduct its business as described in the Prospectuses, and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction set forth opposite such Domestic Subsidiary's name on Schedule A hereto.

          (iii) Each of the Company and Technologies has all necessary corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Agreements to which it is a party; each of the Transaction Agreements has been duly authorized, executed and delivered by each of the Company and Technologies which is a party thereto; and each of the Transaction Agreements constitutes the valid and binding obligation of each of the Company and Technologies which is a party thereto, enforceable against the Company or Technologies, as the case may be, in accordance with its terms.

          (iv) All of the issued and outstanding shares of capital stock of the Company (including the shares of Common Stock to be sold by the Selling Stockholders pursuant to the Purchase Agreements) have been duly authorized and validly issued and are fully paid and non-assessable; and, to our knowledge, none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any stockholder of the Company. The Company has the authorized capitalization set forth in the Prospectuses under the caption "Capitalization."

          (v) Except as disclosed in the Prospectuses, (a) all of the outstanding shares of capital stock of each Domestic Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and, based solely upon a review of the stock transfer records of such Domestic Subsidiary, are owned of record by the Company, directly or through one or more Subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, mortgage or encumbrance of any kind, and
     (b) to our knowledge, none of the outstanding shares of capital stock of the Domestic Subsidiaries was issued in violation of the preemptive or other similar rights of any stockholder of such Domestic Subsidiaries.

          (vi) Except as disclosed in the Prospectuses, to our knowledge, there are no outstanding options, warrants or other rights calling for issuance of, and no commitments, obligations, written plans or arrangements to issue, any shares of capital stock of the Company or any Subsidiary or any security convertible into or exchangeable for capital stock of the Company or any Subsidiary.

          (vii) The statements made in the Prospectuses under the captions "Description of Capital Stock" and "Description of Certain Indebtedness" have been reviewed by us and are accurate and fairly summarize the agreements or other documents described therein in all material respects.

          (viii) No authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court (other than as required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary under any applicable law, statute, rule or regulation that in our experience is normally applicable to transactions of the type provided for in the Transaction Agreements in connection with the execution, delivery and performance of the Transaction Agreements by the Company or Technologies or for the sale and delivery of the Offered Shares, except such as have been obtained.

          (ix) The execution, delivery and performance of the Transaction Agreements by the Company or Technologies, as the case may be, and the sale and delivery of the Offered Shares will not result in any violation of the charter or bylaws of the Company or Technologies and do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien or encumbrance upon any property or assets of the Company or Technologies under (a) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument filed as an exhibit to the Registration Statement, (b) any applicable law, statute, rule, or regulation that in our experience is normally applicable to transactions of the type provided for in the Transaction Agreements, or (c) any judgment, order, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or Technologies or any of their respective properties, assets or operations described in the Prospectuses as set forth on a schedule attached hereto (which the Company has advised us are the only judgments, orders, writs, injunctions or decrees of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or Technologies or any of their respective properties or operations, by which the Company or Technologies is bound). We express no opinion in clause (b) of this paragraph (ix) with respect to the information contained in, or the accuracy, completeness or correctness of, the Prospectuses or the Registration Statement, which matters are dealt with in paragraphs (vii),
     (xiv) and our separate letter to the Underwriters dated the date hereof.

          (x) We have been advised by the Commission that the Registration Statement was declared effective under the 1933 Act at __________ Eastern Time, on June ____________, 1996; the required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or have been threatened by the Commission under the 1933 Act.

          (xi) To our knowledge, other than as disclosed in the Prospectuses, there are no legal or governmental proceedings pending or threatened to which the Company or Technologies is or may be a party or to which any property of the Company or Technologies is or may be the subject which, if determined adversely to the Company or Technologies, could, individually or in the aggregate, reasonably be expected to (x) result in a material adverse effect on the financial condition of the Company and its Subsidiaries, considered as one enterprise or (y) materially and adversely affect the execution, delivery and performance by the Company or Technologies of the Transaction Agreements. To our knowledge, there are no statutes or regulations, and no legal or governmental actions, suits or proceedings pending or threatened against the Company or Technologies that are required to be described in the Prospectuses that are not so described.

          (xii) To our knowledge, except as set forth in the Prospectus, the Company and the Subsidiaries are in compliance with, and each such entity has not received any notice of any outstanding violation of, all laws, ordinances, rules, regulations, judgments, decrees, orders and statutes applicable to the Company or any Subsidiary and any of their respective operations, except, in either case, where any failure by the Company or any Subsidiary to comply with any such law, regulation, ordinance or rule could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition of the Company and its Subsidiaries, considered as one enterprise.

          (xiii) To our knowledge, except as set forth in the Prospectuses and except as provided in the Registration Rights Agreement, there are no holders of securities (debt or equity) of the Company or any Subsidiary or holders of rights (including, without limitation, preemptive rights), warrants or options to obtain securities of the Company or any Subsidiary who have the right to request the Company or any Subsidiary to register securities held by them under the 1933 Act as a result of the filing of the Registration Statement by the Company or the offering contemplated therein, other than holders who have waived such rights or will not have such rights for the 180-day period after the date of the Prospectuses.

          (xiv) The statements made in the Prospectuses under the caption "Certain United States Federal Tax Consequences to Non-United States Holders" insofar as they constitute federal statutes, rules and regulations, have been reviewed by us and fairly present the information disclosed therein in all material respects.

          (xv) The Company is not an investment company within the meaning of the Investment Company Act of 1940, as amended.

          (xvi) Each of the Bain Capital Entities has the partnership power and authority to enter into the Selling Stockholder Agreements and to sell, transfer and deliver the Offered Shares to be sold by it under the Purchase Agreements. The Selling Stockholder Agreements have been duly authorized, executed and delivered by or on behalf of each of the Bain Capital Entities and constitute the valid and binding obligations of each of the Bain Capital Entities, enforceable against the Bain Capital Entities in accordance with their terms.

          (xvii) The Purchase Agreements and the Price Determination Agreements have been duly authorized, executed and delivered by or on behalf of each Selling Stockholder other than the Bain Capital Entities and AEA Investors Inc. (collectively, the "Minority Stockholders").

          (xviii) The Custody Agreement and Power of Attorney constitutes the valid and binding obligation of each Minority Stockholder enforceable against each Minority Stockholder in accordance with its terms.

          (xix) The execution, delivery and performance of the Selling Stockholder Agreements by or on behalf of the Bain Capital Entities do not and will not result in a violation of the partnership agreement or certificate of limited partnership, as applicable, of the Bain Capital Entities and, to our knowledge, do not and will not conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under (A) any statute, rule or regulation relating to any of the Bain Capital Entities or their legal or regulatory status which in our experience is normally applicable to transactions of the type provided for in the Selling Stockholder Agreements, (B) any material judgment, order, writ, injunction or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over any of the Bain Capital Entities or (C) any material contract, agreement or other instrument listed on Schedule B hereto to which any of the Bain Capital Entities is a party or by which any of them are bound.

          (xx) The execution, delivery and performance of the Selling Stockholder Agreements by or on behalf of each Selling Stockholder will not contravene any provision of the General Corporation Law of the State of Delaware, the laws of the State of New York or the federal laws of the United States of America applicable to such Selling Stockholder, provided that the foregoing opinion is limited to such laws which, in our experience, are normally applicable to public offerings of securities of the type contemplated by the Purchase Agreements excluding laws that are applicable to any Selling Stockholder solely because of its specific status (including regulatory status), other than its status as a Selling Stockholder.

          (xxi) No consent, approval, authorization or order of or qualification by the State of Delaware (as it relates to the General Corporation Law of the State of Delaware), the State of New York or any federal governmental body or agency is required for the performance by any Selling Stockholder of its obligations under the Selling Stockholder Agreements, except such as have been obtained under the Securities Act or such as may be required by the securities or Blue Sky laws in connection with the purchase and distribution of the Offered Shares by the Underwriters, provided that the foregoing opinion is limited to such consents, approvals, authorizations, orders or qualification which, in our experience, are normally applicable to public offerings of securities of the type contemplated by the Purchase Agreements excluding consents, approvals, authorizations, orders or qualifications that are applicable to any Selling Stockholder solely because of its specific status (including regulatory status), other than its status as a Selling Stockholder.

          (xxii) Assuming that the Underwriters purchase the Offered Shares to be delivered by or on behalf of the Selling Stockholders at the Closing Time in good faith and without notice of any security interests, claims, liens, equities, encumbrances and other adverse claims as such term is used in Section 8-302 of the Uniform Commercial Code as in effect in the State of New York, the delivery of certificates representing such Offered Shares, duly endorsed to the Underwriters or in blank, will pass to the Underwriters valid title to such Offered Shares, free and clear of all security interests, claims, liens, equities, encumbrances and other adverse claims.

         Our opinions are subject to the following further qualifications:

          (a) Our opinions regarding enforceability are subject to (x) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer or other similar laws, (y) the effect of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity), and (z) limitations imposed by federal or state securities laws on principles of public policy to enforcement of rights to indemnification and contribution.

          (b) Our opinions expressed herein are limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

          This letter is furnished to you pursuant to Sections 5(b) of the Purchase Agreements, is solely for your benefit, and is not to be used, circulated, quoted or otherwise relied upon by any other person or by you for any other purpose, without our prior written consent.

                                         Very truly yours,

                       Schedule A - Domestic Subsidiaries
                       ----------------------------------


                                                   Jurisdiction(s) in which
                             Jurisdiction of        Qualified as a Foreign
Subsidiary                    Organization               Corporation
- ----------                   ---------------       ------------------------
Waters Technologies          Delaware         California, Colorado,Connecticut,
 Corporation                                  Florida, Georgia, Iowa, Indiana,
                                              Kentucky, Maryland,
                                              Massachusetts, Michigan,
                                              Minnesota, Missouri, Montana, New
                                              Jersey, New York, North Carolina,
                                              Ohio, Oregon, Pennsylvania, South
                                              Carolina, Texas, Virginia,
                                              Washington, West Virginia,
                                              Wisconsin

Waters Investments Limited   Delaware         None

TA Instruments, Inc.         Delaware         [           ]


          Schedule B - Material Contracts of the Bain Capital Entities
          ------------------------------------------------------------

Agreement of Limited Partnership of Bain Capital Fund IV, L.P. ("Fund IV"), dated April 12, 1993

Certificate of Limited Partnership for Fund IV, dated August 28, 1992

Investment and Advisory Agreement, dated April 16, 1993 between Fund IV and Bain Capital, Inc.

Agreement of Limited Partnership of Bain Capital Fund IV-B, L.P. ("Fund IV-B"), dated April 12, 1993

Certificate of Limited Partnership for Fund IV-B, dated April 6, 1993

Investment and Advisory Agreement, dated April 16, 1993 between Fund IV-B and Bain Capital, Inc.

Agreement of Limited Partnership of Bain Capital Partners IV, L.P. ("BCP-IV"), dated April 5, 1993

Certificate of Limited Partnership for BCP-IV, dated August 28, 1992

Certificate of Incorporation of Bain Capital Investors, Inc., dated April 5,
1993

Amended and Restated Partnership Agreement of BCIP Associates dated as of January 24, 1991

Amended and Restated Limited Partnership Agreement of BCIP Trust Associates dated as of January 24, 1991

                                                         June ____________, 1996


MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED
ALEX.  BROWN & SONS INCORPORATED
CS FIRST BOSTON CORPORATION
GOLDMAN, SACHS & CO.
and the other U.S. Underwriters
   (as defined below)
c/o Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, NY 10281-1209

MERRILL LYNCH INTERNATIONAL
ALEX.  BROWN & SONS INCORPORATED
CS FIRST BOSTON LIMITED
GOLDMAN SACHS INTERNATIONAL
and the other International Managers
   (as defined below)
c/o Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
ENGLAND

   Re: Waters Corporation
       ------------------

Ladies and Gentlemen:

       We have acted as counsel for Waters Corporation, a Delaware corporation (the "Company") and Waters Technologies Corporation, a Delaware corporation ("Technologies") in connection with (i) the U.S. Purchase Agreement (the "U.S. Purchase Agreement") dated June _______________, 1996, among the Company, Technologies, the selling stockholders named in Schedule A thereto (the "Selling Stockholders"), and the U.S. underwriters named in Schedule B thereto (the "U.S. Underwriters"), (ii) the related U.S. Price Determination Agreement dated June ___________, 1996 among the Company, Technologies, the Selling Stockholders and the U.S. Underwriters, (iii) the International Purchase Agreement (the "International Purchase Agreement") dated June ___________, 1996 among the Company, Technologies, the Selling Stockholders and the managers named in Schedule B thereto, and (iv) the related International Price Determination Agreement dated June _______________, 1996 among the Company,

Technologies, the Selling Stockholders and the Managers. The U.S. Purchase Agreement and the International Purchase Agreement are collectively referred to as the "Purchase Agreements." Capitalized terms used but not defined herein shall have the meanings given to such terms in the U.S. Purchase Agreement.

       Because the primary purpose of our professional engagement was not to establish factual matters and because of the wholly or partially non-legal character of many determinations involved in the preparation of (i) the Registration Statement on Form S-1 (Registration No. 333-3810) and Pre-Effective Amendments No. 1 and 2 thereto (as amended, the "Registration Statement"), in each case as filed by the Company with the Securities and Exchange Commission (the "Commission"), and (ii) the final U.S. prospectus and the final international prospectus, each dated June _____________, 1996 (collectively, the "Prospectus") filed by the Company with the Commission on June ____________, 1996, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent expressly set forth in paragraphs (vii) and (xiv) of our opinion letter to you of even date herewith) and make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid).

    However, in our capacity as special counsel to the Company and the Selling Stockholders, we have participated in the preparation of the Registration Statement and the Prospectus and we met with and participated in telephone conferences with representatives of the Company, representatives of AEA Investors Inc. and Bain Capital, Inc., representatives of Coopers & Lybrand L.L.P., the Company's independent auditors, your representatives and representatives of Fried, Frank, Harris, Shriver & Jacobson, your legal counsel, during which the contents of the Registration Statement and the Prospectuses and related matters were discussed. In addition, we reviewed certain documents furnished to us by the Company and the Selling Stockholders.

       Based on our participation in the above-mentioned conferences, our review of the documents described above, our understanding of applicable law and the experience we have gained in our practice thereunder, we advise you that (i) the Registration Statement, at the time it became effective, and the Prospectuses (in each case other than the financial statements and related schedules and financial data therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder except that we express no opinion in this clause (i) with respect to the matters covered by the following clause (ii); (ii) although we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except for those referred to in paragraphs (vii) and (xiv) of our opinion letter to you of even date herewith), on the basis of our understanding of applicable law and experience we have gained in our practice thereunder, nothing has come to our attention that would cause us to believe that, as of their respective effective dates, the Registration Statement (including the Rule 430A Information but excluding the financial statements and related schedules and financial data therein, as to which we express no opinion) or any amendment thereto contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of their dates, the Prospectuses or any amendment or supplement thereto (other than the financial statements and financial data therein, as to which we express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of the Closing Time, either the Registration Statement or the Prospectuses (in each case other than the financial statements and related schedules and financial data therein, as to which we express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) we do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

       This letter is furnished to you pursuant to Section 5 (b) of each of the Purchase Agreements, is solely for your benefit, and is not to be used, circulated, quoted or otherwise relied upon by any other person or by you for any other purpose, without our prior written consent.

                                    Very truly yours,

                                                                       Exhibit C

                     Form of Opinion of Christine J. Smith
        Pursuant to Section 5(b) of the International Purchase Agreement

                                                         June ____________, 1996

Merrill Lynch International
Alex. Brown & Sons Incorporated
CS First Boston Limited
Goldman Sachs International
     As Lead Managers of the Several Managers
     c/o Merrill Lynch International
     Ropemaker Place
     25 Ropemaker Street
     London EC2Y 9LY
     England
                         Re:  Waters Corporation
                              ------------------

Ladies and Gentlemen:

     Iam General Counsel of AEA Investors Inc., a Delaware corporation ("AEA"), and, as such, am generally familiar with the affairs of AEA (the "Selling Stockholder").

     Reference is made to the International Purchase Agreement dated as of June _________, 1996 (the "International Purchase Agreement") among Waters Corporation (the "Company"), Waters Technologies Corporation ("Technologies"), the Selling Stockholders listed in Schedule A thereto (the "Selling Stockholders") and the several Managers named in Schedule B thereto (the "Managers"), for whom Merrill Lynch International, Alex. Brown & Sons Incorporated, CS First Boston Limited and Goldman Sachs International are acting as Lead Managers (the "Lead Managers"). This opinion is being delivered to you today pursuant to Section 5(b) of the International Purchase Agreement. (Capitalized terms have the meanings given to them in the International Purchase Agreement.)

     In connection with the issuance and sale pursuant to the International Purchase Agreement by the Selling Stockholder to the Managers of the Company's common stock, I have examined copies of the Custody Agreement and Power of Attorney executed by the Selling Stockholder, the International Purchase Agreement, the International Price Determination Agreement, the U.S. Purchase Agreement and the U.S. Price Determination Agreement. I have also examined copies of (i) the Certificate of Incorporation, as amended, of the Selling Stockholder, (ii) the By-Laws, as amended, of the Selling Stockholder, (iii) certain resolutions adopted by the Board of Directors of the Selling Stockholder and (iv) such other documents and records as I have deemed necessary and relevant for the purposes hereof. I have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to me as originals and the conformity to authentic original documents and records of all documents and records submitted to me as copies.

Based on the foregoing, subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as I deem relevant, I am of the opinion that:

          (i) AEA has the corporate power and authority to enter into the Purchase Agreements, the Price Determination Agreements and the Custody Agreement and Power of Attorney and to sell, transfer and deliver the Offered Shares sold by AEA under the Purchase Agreements.

          (ii) The Custody Agreement and Power of Attorney has been duly authorized, executed and delivered by or on behalf of AEA and constitutes the valid and binding obligation of AEA in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject to general principles of equity.

          (iii) The execution and delivery of the International Purchase Agreement, the International Price Determination Agreement, the U.S. Purchase Agreement, the U.S. Price Determination Agreement and the Custody Agreement and Power of Attorney by or on behalf of AEA, the sale of the Offered Shares by AEA to the U.S. Underwriters and the Managers, and compliance by AEA with the terms of the U.S. Purchase Agreement, the International Purchase Agreement and the Custody Agreement and Power of Attorney have been duly authorized by all necessary action on the part of AEA and do not and will not result in a violation of the certificate of incorporation or By-Laws of AEA, and, to the best of my knowledge without independent investigation, do not and will not conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under (A) any statute, rule or regulation relating to AEA or its legal or regulatory status in each case, that in the experience of such counsel are normally applicable to the type provided for by the U.S. Purchase Agreement and the International Purchase Agreement, (B) any material judgment, order, rule, injunction or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over AEA or any of its respective properties or (C) any material contract, agreement or other instrument to which AEA is a party or by which it is bound or to which any of its properties are subject.

     I am a member of the Bar of the State of New York and do not purport to be an expert on, or render any opinion covering, the law of any jurisdiction other than the laws of the State of New York, and the federal laws of the United States of America. With respect to any opinions concerning Delaware corporate or partnership law involved in my opinion set forth in such paragraph, you are aware that I am not admitted to the Bar in the State of Delaware and am not an expert in the law of such jurisdiction, and that any such opinions concerning Delaware corporate law are based upon my general (although not necessarily complete) familiarity with the Delaware General Corporation Law as a result of my prior involvement in transactions involving such Law.

     This opinion is being furnished to you solely in connection with the transaction described above. This opinion may not be relied upon by anyone other than you, and you may only rely on this opinion in connection with such transaction.


                                Very truly yours,